Exhibit 99.2

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined statement of operations for the three month period ended December 27, 2003 gives effect to the acquisition by Suburban Propane Partners, L.P. (the "Partnership") of substantially all of the assets and operations of Agway Energy Products LLC, Agway Energy Services, Inc. and Agway Energy Services PA, Inc. (collectively "Agway Energy") (the "Acquisition") under the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Partnership's management believes are reasonable and factually supportable. A final determination of purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined statement of operations are preliminary and have been made solely for purposes of presenting such pro forma combined financial information. The unaudited pro forma condensed combined statement of operations does not purport to represent what the Partnership's results of operations would have been if the purchase transaction had occurred on the dates indicated below, nor does it purport to project the Partnership's results of operations for any future period.

     The unaudited pro forma condensed combined statement of operations for the period presented combines the historical consolidated statement of operations of the Partnership for the three months ended December 27, 2003 (the Partnerhip's first quarter of fiscal year 2004) and the historical combined statement of operations of Agway Energy for the three months ended December 23, 2003 (Agway Energy's second quarter of fiscal year 2004) giving effect to the Acquisition and the completion of the offering of common units and the concurrent private placement of senior notes due 2013 as if they had occurred September 28, 2003 (the beginning of the Partnership's 2004 fiscal year). The unaudited pro forma condensed combined statement of operations does not give effect to any cost savings or other operating efficiencies that are expected to result from the integration of the operations of Agway Energy with the Partnership's operations, including from the integration of back office functions, office space and certain field operations.

     You should read the unaudited pro forma condensed combined statement of operations along with (i) the Partnership's consolidated financial statements and accompanying notes as of and for the year ended September 27, 2003 included in its Annual report on Form 10-K filed with the SEC on December 2, 2003; (ii) the Partnership's condensed consolidated financial statements and accompanying notes as of and for the three month period ended December 27, 2003 included in its Quarterly Report on Form 10-Q filed with the SEC on February 10, 2004; (iii) Agway Energy's combined financial statements and accompanying notes included in the Current Report on Form 8-K filed with the SEC on December 5, 2003; and (iv) the unaudited pro forma combined financial statements as of and for the year ended September 27, 2003 and accompanying notes included in the Current Report on Form 8-K filed with the SEC on December 5, 2003.

                         SUBURBAN PROPANE PARTNERS, L.P.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 27, 2003
                     (in thousands, except per unit amounts)

                                                     Historical
                                                      Suburban           Historical       Pro Forma            Pro Forma
                                                       Propane          Agway Energy     Adjustments           Combined
                                                    --------------    ---------------    -------------       --------------

Total revenues...................................       $221,111          $168,325           $      --          $389,436

Costs and expenses
   Cost of products sold.........................        110,299           114,317                  --           224,616
   Operating, general and administrative.........         73,698            44,333                (575)(a)       117,456
   Depreciation and amortization.................          7,229             1,857              (1,857)(b)         9,700
                                                                                                 2,471 (c)
                                                        --------          --------           ---------          --------
                                                         191,226           160,507                  39           351,772
                                                        --------          --------           ---------          --------
Income before interest expense and
   provision for income taxes....................         29,885             7,818                 (39)           37,664
Interest expense, net............................          9,711               888                (888)(b)        11,997
                                                                                                 2,286 (d)
                                                        --------          --------           ---------          --------
Income before provision for income taxes.........         20,174             6,930              (1,437)           25,667
Provision for income taxes.......................             83             2,772              (2,772)(b)           833
                                                                                                   750 (e)
                                                        --------          --------           ---------          --------
Net income.......................................       $ 20,091          $  4,158           $     585          $ 24,834
                                                        ========          ========           =========          ========
General Partner's interest in net income.........       $    508                                                $    628
                                                        ========                                                ========
Limited Partners' interest in net income.........       $ 19,583                                                $ 24,206
                                                        ========                                                ========
Net income per Common Unit-basic.................       $   0.71                                                $   0.80
                                                        ========                                                ========
Weighted average number of
   Common Units outstanding--basic................        27,626                                                  30,257
                                                        ========                                                ========
Net income per Common Unit--diluted...............      $   0.71                                                $   0.80
                                                        ========                                                ========
Weighted average number of Common Units
   outstanding--diluted...........................        27,718                                                  30,382
                                                        ========                                                ========

See accompanying notes.



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



     In preparing the unaudited pro forma condensed combined statement of operations, the Partnership has made adjustments to the historical financial statements related to the Acquisition in the purchase business combination of certain assets of Agway Energy, including the financing in connection with this Acquisition. The pre-Acquisition historical results of operations for Agway Energy are presented separately from Acquisition adjustments. The pro forma adjustments for the dates specified above are as follows:

(a) Reflects the pro forma adjustment to eliminate postretirement medical expenses included within Agway Energy's historical statement of operations. Under the terms of the Purchase Agreement, the Partnership has not assumed the retiree medical plan of Agway Energy nor did it assume any of the associated liabilities for the plan. The Partnership's postretirement medical plan was frozen to new participants effective January 1, 2000 and, as such, comparable benefits will not be provided by the Partnership.

(b) Reflects the adjustment to eliminate the Agway Energy historical depreciation and amortization expense, interest expense and provision for income taxes.

(c) Reflects pro forma adjustment to depreciation and amortization expense based on the portion of the purchase price preliminarily allocated to property, plant and equipment and amortizable intangible assets based on the composite useful life of property, plant and equipment and a 15-year life for intangible assets recorded on a straight-line basis. Acquired property, plant and equipment consist primarily of land and improvements; buildings and improvements; transportation equipment; storage facilities; and equipment, primarily tanks and cylinders. For purposes of the pro forma adjustments, the Partnership has estimated a composite life of 20 years for property, plant and equipment. The composite life is calculated by taking the weighted average lives of the separate asset groups with useful lives ranging from 3 to 40 years. Identifiable intangible assets consist primarily of customer lists, with an estimated amortization period of 15 years, and non-compete agreements to be amortized over the periods of the related agreements.

(d) Reflects pro forma interest expense related to the $175.0 million private placement of senior notes due 2013, a portion of which was used to finance the Acquisition, at the interest rate of 6 7/8%, as well as amortization of debt issuance costs over a period of 10 years.

(e) Reflects pro forma income taxes for the portion of the acquired assets and operations that will not be operated by the Partnership's operating partnership.


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